FOR IMMEDIATE RELEASE
October 24, 2005

For further information contact:
Craig Montanaro
Senior Vice President,
Director of Strategic Planning
Kearny Financial Corp.
(973) 244-4510



                             KEARNY FINANCIAL CORP.
                            REPORTS ON ANNUAL MEETING

Fairfield,  New Jersey,  October 24, 2005 - Kearny Financial Corp.  (Nasdaq NMS:
KRNY) (the "Company"), the holding company of Kearny Federal Savings Bank, reported that at its 2005 Annual Meeting held today stockholders reelected Theodore Aanensen, Joseph Mazza, John Regan and Leopold Montanaro as directors, approved the 2005 Stock Compensation and Incentive Plan and ratified the appointment of Beard Miller Company LLP as independent auditor for the fiscal year ending June 30, 2006.

At the meeting, John Hopkins, President and Chief Executive Officer, discussed the Company's intent to consider an open market stock repurchase program and commented that "we do feel that stock repurchases are an important component of the Company's overall capital management strategies."

The Company is the majority-owned subsidiary of Kearny MHC, a federally chartered mutual holding company, which owns 70 % of the Company's outstanding shares.

Kearny Financial Corp. is the holding company for Kearny Federal Savings Bank, which operates from its administrative headquarters building in Fairfield, New Jersey, and twenty-six branch offices, including the newly opened Lacey Township office, located in Bergen, Hudson, Passaic, Morris, Middlesex, Essex, Union and Ocean Counties, New Jersey. Shares of Kearny Financial Corp. trade on the Nasdaq National Market under the symbol "KRNY."




Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.